                      ERP OPERATING LIMITED PARTNERSHIP
                            CONSOLIDATED HISTORICAL
  EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS RATIO

                                                                                         HISTORICAL
                                                            ---------------------------------------------------------------------
                                                                3/31/99          3/31/98           12/31/98         12/31/97
                                                            ---------------------------------------------------------------------
                                                                                   (Amounts in thousands)
REVENUES

  Rental income                                             $    406,062     $    277,226     $    1,293,560     $    707,733
  Fee income - outside managed                                     1,234            1,360              5,622            5,697
  Interest income - investment in mortgage notes                   2,895            4,931             18,564           20,366
  Interest and other income                                        6,046            2,824             19,703           13,525
                                                            -------------    -------------    ---------------    -------------

     Total revenues                                              416,237          286,341          1,337,449          747,321
                                                            -------------    -------------    ---------------    -------------

EXPENSES

  Property and maintenance                                        97,047           66,713            326,567          176,075
  Real estate taxes and insurance                                 42,048           27,443            126,009           69,520
  Property management                                             14,201           11,579             52,705           26,793
  Property management -- non-recurring                               -                -                  -                -
  Fee and asset management                                           867            1,052              4,207            3,364
  Depreciation                                                    96,901           64,390            301,869          156,644
  Interest:
     Expense incurred                                             79,197           50,254            246,585          121,324
     Amortization of deferred financing costs                        845              624              2,757            2,523
  General and administrative                                       5,867            4,880             21,718           15,064
                                                            -------------    -------------    ---------------    -------------

     Total expenses                                              336,973          226,935          1,082,417          571,307
                                                            -------------    -------------    ---------------    -------------

Income (loss) before extraordinary items                    $     79,264     $     59,406     $      255,032     $    176,014
                                                            =============    =============    ===============    =============

Combined Fixed Charges and Preferred Distributions:

   Interest and other financing costs                       $     79,197     $     50,254     $      246,585     $    121,324
   Amortization of deferred financing costs                          845              624              2,757            2,523
   Preferred distributions                                        29,377           21,692             92,917           59,012
                                                            -------------    -------------    ---------------    -------------

TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                              $    109,419     $     72,570     $      342,259     $    182,859
                                                            =============    =============    ===============    =============

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                              $    159,306     $    110,284     $      504,374     $    299,861
                                                            =============    =============    ===============    =============

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS                      $    256,207     $    174,674     $      806,243     $    456,505
                                                            =============    =============    ===============    =============

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                     1.46             1.52               1.47             1.64
                                                            =============    =============    ===============    =============

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                             2.34             2.41               2.36             2.50
                                                            =============    =============    ===============    =============









                      ERP OPERATING LIMITED PARTNERSHIP
                            CONSOLIDATED HISTORICAL
  EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS RATIO

                                                                             HISTORICAL
                                                            --------------------------------------------
                                                               12/31/96       12/31/95        12/31/94
                                                            --------------------------------------------
                                                                       (Amounts in thousands)
REVENUES

  Rental income                                             $    454,412   $    373,919    $    220,727
  Fee income - outside managed                                     6,749          7,030           4,739
  Interest income - investment in mortgage notes                  12,819          4,862             -
  Interest and other income                                        4,405          4,573           5,568
                                                            -------------  -------------   -------------

     Total revenues                                              478,385        390,384         231,034
                                                            -------------  -------------   -------------

EXPENSES

  Property and maintenance                                       127,172        112,186          66,534
  Real estate taxes and insurance                                 44,128         37,002          23,028
  Property management                                             17,512         15,213          10,249
  Property management -- non-recurring                               -              -               879
  Fee and asset management                                         3,837          3,887           2,056
  Depreciation                                                    93,253         72,410          37,273
  Interest:
     Expense incurred                                             81,351         78,375          37,044
     Amortization of deferred financing costs                      4,242          3,444           1,930
  General and administrative                                       9,857          8,129           6,053
                                                            -------------  -------------   -------------

     Total expenses                                              381,352        330,646         185,046
                                                            -------------  -------------   -------------

Income (loss) before extraordinary items                    $     97,033   $     59,738    $     45,988
                                                            =============  =============   =============

Combined Fixed Charges and Preferred Distributions:

   Interest and other financing costs                       $     81,351   $     78,375    $     37,044
   Amortization of deferred financing costs                        4,242          3,444           1,930
   Preferred distributions                                        29,015         10,109             -
                                                            -------------  -------------   -------------

TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                              $    114,608   $     91,928    $     38,974
                                                            =============  =============   =============

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                              $    182,626   $    141,557    $     84,962
                                                            =============  =============   =============

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS                      $    275,879   $    213,967    $    123,114
                                                            =============  =============   =============

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                     1.59           1.54            2.18
                                                            =============  =============   =============

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                             2.41           2.33            3.16
                                                            =============  =============   =============